UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2017

TRIANGLE PETROLEUM CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34945	98-0430762
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	file number)	Identification No.)

1200 17th Street, Suite 2500, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 260-7125

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 27, 2017, Triangle Petroleum Corporation (the “Company”) received a letter from the NYSE MKT LLC (the “NYSE MKT”) stating that the Company is no longer suitable for listing on the NYSE MKT. The NYSE MKT has indicated that it will begin delisting proceedings pursuant to Section 1002(c) of the NYSE MKT Company Guide following the Company’s disclosure on March 24, 2017 of the effectiveness of the Chapter 11 plan of reorganization for Triangle USA Petroleum Corporation, the Company’s former wholly-owned subsidiary.

The Company has a right to a review of the NYSE MKT’s delisting determination; however, the Company does not intend to appeal the determination. Therefore, it is expected that the NYSE MKT will apply to the Securities and Exchange Commission to delist the Company’s common stock upon completion of all applicable procedures and that the common stock will be delisted from the NYSE MKT upon the completion of such procedures.

Item 7.01 Regulation FD Disclosure.

On March 27, 2017, the Company issued a press release announcing the notice of delisting from the NYSE MKT as described above in Item 3.01, a copy of which is filed as Exhibit 99.1 hereto.

The information in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Triangle Petroleum Corporation Press Release, dated March 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2017	TRIANGLE PETROLEUM CORPORATION

	By:	/s/ Ryan McGee
Ryan McGee
General Counsel

Index to Exhibits

Exhibit Number	Description

Exhibit 99.1	Triangle Petroleum Corporation Press Release, dated March 27, 2017.